UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

 ______________________

FORM 8-K

______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): October 22, 2014

Turbine Truck Engines, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada	333-109118	59-3691650
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

46600 Deep Woods Road, Paisley, Florida 32767

(Address of principal executive offices)

386-943-8358

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Item 1.01 Entry Into a Material Agreement.

On October 17, 2014, the Company signed both an Asset Purchase Agreement and a Technology Sale/Transfer/Assignment for all Intellectual Property (IP) Agreement, with Robert & Barbara Scragg and Alpha Engines, Inc., for TTE to obtain all rights, title, interest, patents, trademarks, and inventor notes for both the Detonation Cycle Gas Turbine Engine (DCGT) and Gas-to-Liquid (GTL) technologies.

The closing of the DCGT & GTL Asset Purchase Agreement has entered into an escrow period, defined as on or before November 20, 2014, pending the satisfaction of certain guarantees provided by the Sellers to TTE that both assets are free and clear of any liens, encumbrances or licensing agreements which would impede the Seller’s ability to convey the DCGT or GTL technology. The purchase price and terms of the Asset Purchase Agreement are confidential and will be released upon closing.

Item 9.01 Financial Statements and Exhibits

None.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Turbine Truck Engines, Inc.

Dated: October 22, 2014	By:	/s/ Enzo Cirillo
Enzo Cirillo
CEO